Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Asana, Inc. of our report dated April 20, 2020 relating to the financial statements which appears in Asana, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-248303).

/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 21, 2020